Exhibit 5.1

November 16, 2018

Standard Diversified Inc.
155 Mineola Boulevard
Mineola, NY 11501

RE:	Standard Diversified Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

Ladies and Gentlemen:

We have acted as counsel to Standard Diversified Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed offering and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $25,000,000 in the aggregate of the following securities: (i) shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (“Warrants”), (iii) rights (“Rights”) to purchase Common Stock, and (iv) units (“Units”) consisting of Common Stock, Warrants, Rights or any combination of the foregoing.  The Common Stock, Warrants, Rights and Units are referred to herein, collectively, as the “Securities”.

Warrants will be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants) entered into between the Company and, if applicable, a warrant agent identified therein as warrant agent, as such warrant agreements may be supplemented from time to time (each such warrant agreement, a “Warrant Agreement”).

The Rights will be issued pursuant to one or more rights agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Rights) entered into between the Company and, if applicable, a rights agent identified therein as rights agent, as such rights agreements may be supplemented from time to time (each such rights agreement, a “Rights Agreement”).

The Units will be issued pursuant to one or more purchase or similar agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Units) entered into between the Company and the parties thereto (each such agreement, a “Units Agreement”).

In connection with this opinion letter, we have examined copies of the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Sixth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Third Amended and Restated Bylaws, as amended (the “Bylaws”) of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

Standard Diversified Inc.
November 16, 2018

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Warrants exercisable for Common Stock or Rights to purchase Common Stock) is in an amount that is not less than the par value of the Common Stock.  We have assumed that any Warrants offered under the Registration Statement and the related Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.  We have assumed that any Rights offered under the Registration Statement and the related Rights Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.  We have assumed that any Units offered under the Registration Statement and the related purchase or similar agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.  We have assumed that the laws of the State of Delaware will be chosen to govern any Warrant Agreement, Rights Agreement or Unit Agreement, and that such choice is and will be a valid and legal provision.  We have also assumed that with respect to any Common Stock to be issued upon exercise of any Warrants or to be purchased pursuant to Rights, the applicable Warrants or Rights will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrant or Right, in accordance with its terms, will be duly authorized, validly issued, fully paid and nonassessable.

Standard Diversified Inc.
November 16, 2018

2.          With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the Warrant Agreement has been duly authorized by the Company and, if applicable, the warrant agent by all necessary corporate action, (iii) the Warrant Agreement has been duly executed and delivered by the Company and, if applicable, the warrant agent, (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action, (v) the issuance of the Common Stock for which the Warrants are exercisable has been duly authorized by the Company by all necessary corporate action and (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as to be in conformity with the Certificate of Incorporation and Bylaws and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.          With respect to the Rights issued under the Rights Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the Rights Agreements have been duly authorized by the Company and the rights agent by all necessary corporate action, (iii) the Rights Agreements have been duly executed and delivered by the Company and the rights agent, (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action, (v) the issuance of the Common Stock relating to the Rights has been duly authorized by the Company by all necessary corporate action and (vi) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreements and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as to be in conformity with the Certificate of Incorporation and Bylaws and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, then the Rights, when issued and sold in accordance with the Rights Agreements and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Standard Diversified Inc.
November 16, 2018

4.          With respect to the Units issued under the purchase or similar agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the relevant purchase or similar agreement has been duly authorized by the Company by all necessary corporate action, (iii) the purchase or similar agreement has been duly executed and delivered by the Company, (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action, (v) the issuance of the Common Stock, Rights and Warrants relating to the Units has been duly authorized by the Company by all necessary corporate action and (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the purchase or similar agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as to be in conformity with the Certificate of Incorporation and Bylaws and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, then the Units, when issued and sold in accordance with the purchase or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We assume for purposes of this opinion that (i) the warrant agent, if any, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the warrant agent, if any, is duly qualified to engage in the activities contemplated by the Warrant Agreement, (iii) the warrant agent, if any, is in compliance, generally and with respect to acting as a warrant agent under the Warrant Agreement, with all applicable laws and regulations and (iv) the warrant agent, if any, has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

We assume for purposes of this opinion that (i) the rights agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the rights agent is duly qualified to engage in the activities contemplated by the Rights Agreements, (iii) the rights agent is in compliance, generally and with respect to acting as a rights agent under the Rights Agreements, with all applicable laws and regulations and (iv) the rights agent has the requisite organizational and legal power and authority to perform its obligations under the Rights Agreements.

The foregoing opinions are limited to the federal laws of the United States and the laws of the State of Delaware.

The opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond that matters expressly stated herein.  The opinions expressed herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

Standard Diversified Inc.
November 16, 2018

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan Lewis & Bockius LLP